Exhibit 10.01



                              MANAGEMENT AGREEMENT

THIS AGREEMENT, made the 1st day of January, 2003 among DEAN WITTER CORNERSTONE FUND III, a New York limited partnership (the "PARTNERSHIP"), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the "GENERAL Partner"), and GRAHAM CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the "TRADING MANAGER");


                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Partnership has been organized to engage in speculative trading of commodities (including foreign currencies, mortgage-backed securities, money market instruments, and any other securities or items which are now or may hereafter be the subject of futures contract trading), commodity futures contracts, commodity forward contracts, foreign exchange commitments, commodity options, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to as "COMMODITY INTERESTS"); the Trading Manager has extensive experience trading in commodity interests and is willing to provide certain services and undertake certain obligations as set forth herein;

            WHEREAS, the Partnership is a member partnership of the Dean Witter Cornerstone Funds (the "CORNERSTONE FUNDS") pursuant to which units of limited partnership interest ("UNITS") of such member partnerships were sold to investors in a common offering under the Securities Act of 1933, as amended (the "ACT"), pursuant to a Registration Statement on Form S-1 (No. 2-88587) (as amended from time to time, the "REGISTRATION STATEMENT") and the Prospectus, constituting a part thereof (as amended and supplemented, the "PROSPECTUS");

            WHEREAS, the Partnership desires the Trading Manager to act as a trading manager for the Partnership and to make investment decisions with respect to commodity interests for its allocated share of the Partnership's "NET ASSETS" (as defined in Section 7(c) hereof) and the Trading Manager desires so to act; and

            WHEREAS, the Partnership, the General Partner, and the Trading Manager wish to enter into this Management Agreement which, among other things, set forth certain terms and conditions upon which the Trading Manager will conduct a portion of the Partnership's commodity interest trading;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

I.   Undertakings in Connection with the Offering of Units

      A. The Trading Manager agrees with respect to the continuing offering of Units: (i) to make all disclosures regarding itself, its principals and affiliates, its trading performance, its trading programs, systems, methods, and strategies (subject to the need to preserve the secrecy of proprietary information concerning such programs, systems, methods, and strategies), any client accounts over which it has direct or indirect discretionary trading authority (other than the names of such clients), and otherwise as the Partnership may reasonably require (x) to be made in any amendments or supplements to the Partnership's Prospectus required by Section
            4.21 of the regulations of the CFTC or (y) to comply with any applicable federal or state law or rule or regulation, including those of the Securities and Exchange Commission (the "SEC"), the CFTC, the National Futures Association (the "NFA"), the National Association of Securities Dealers, Inc. (the "NASD") or any other regulatory body, exchange, or board; and (ii) otherwise to cooperate with the Partnership and the General Partner by providing information regarding the Trading Manager in connection with the preparation and filing of any amendments or supplements to the Partnership's Registration Statement and Prospectus, with the SEC, CFTC, NFA, NASD, and with appropriate governmental authorities as part of making application for registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Partnership may deem appropriate. As used herein, the term "PRINCIPAL" shall have the same meaning as defined in Section 4.10(e) of the CFTC Regulations and the term "AFFILIATE" shall mean an entity or individual (including a stockholder, director, officer, employee, or agent) that directly or indirectly controls, is controlled by, or is under common control with, any other entity or individual.

      B. The General Partner, in its sole discretion and at any time may discontinue the offering of Units. Pursuant to this provision, the General Partner discontinued the offering of Units effective May 1, 1999.

II.  Duties of the Trading Manager

      A. The Trading Manager hereby agrees to act as a Trading Manager for the Partnership and, as such, shall have sole authority and responsibility for directing the investment and reinvestment of its allocable share of Net Assets of the Partnership pursuant to its Global Diversified Program at 150% Leverage trading program on the terms and conditions and in accordance with the prohibitions and trading policies set forth in this Agreement and the Partnership's Limited Partnership Agreement as from time to time in effect (the "LIMITED PARTNERSHIP AGREEMENT"); provided, however, that the General Partner may override the instructions of the Trading Manager to the extent necessary (i) to comply with the trading policies of the Partnership as described in the Limited Partnership Agreement and with applicable speculative position limits, (ii) to fund any distributions, redemptions, or reapportionments among other trading managers to the Partnership, (iii) to pay the Partnership's expenses, (iv) to the extent the General Partner believes doing so is necessary for the protection of the Partnership, (v) to terminate the commodity interests trading of the Partnership, or (vi) to comply with any applicable law or regulation. The General Partner agrees not to override any such instructions for the reasons specified in clauses (ii) or (iii) of the preceding sentence unless the Trading Manager fails to comply with a request of the General Partner to make the necessary amount of funds available to the Partnership within five days of such request. The Trading Manager shall not be liable for the consequences of any decision by the General Partner to override instructions of the Trading Manager, except to the extent that the Trading Manager is in breach of this Agreement. In performing services for the Partnership, the Trading Manager may not materially alter or change the program used by the Trading Manager in investing and reinvesting its allocable share of the Partnership's Net Assets in commodity interest contracts as described in the Trading Manager's Disclosure Document dated October 15, 2002 (the "DISCLOSURE DOCUMENT") without the prior consent of the General Partner, it being understood that changes in the futures interests traded shall not be deemed an alteration in the Trading Manager's trading program.

      B.    The Trading Manager shall:

            1. Exercise good faith and due care in trading commodity interests for the account of the Partnership in accordance with the prohibitions and trading policies of the Partnership as described in the Limited Partnership Agreement and the trading systems, methods, and strategies of the Trading Manager described in the Disclosure Document, with such changes and additions to such trading systems, methods or strategies as the Trading Manager, from time to time, incorporates into its trading approach for accounts the size of the Partnership.

            2. Subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner, within 30 calendar days of a request therefor by the General Partner, with information comparing the performance of the Partnership's account and the performance of all other client accounts directed by the Trading Manager using the trading systems used by the Trading Manager for the Partnership over a specified period of time. In providing such information, the Trading Manager may take such steps as are necessary to assure the confidentiality of the Trading Manager's clients' identities. The Trading Manager shall, upon the General Partner's request, consult with the General Partner concerning any discrepancies between the performance of such other accounts and the Partnership's account. The Trading Manager shall promptly inform the General Partner of any material discrepancies of which the Trading Manager is aware. The General Partner acknowledges that different trading programs, strategies or implementation methods may be utilized for differing sizes of accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts that commence trading at different times, accounts with different fee structures, accounts which have different portfolios or different fiscal years and accounts with different expenses, leverage and interest arrangements and that such differences may cause divergent trading results.

            3. Upon request of the General Partner and subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner with all material information concerning the Trading Manager other than proprietary information (including, without limitation, information relating to changes in control, personnel, trading approach, or financial condition). The General Partner acknowledges that all trading instructions made by the Trading Manager will be held in confidence by the General Partner, except to the extent necessary to conduct the business of the Partnership or as required by law.

            4. Inform the General Partner when the Trading Manager's open positions maintained by the Trading Manager exceed the Trading Manager's applicable speculative position limits.

      C. All purchases and sales of commodity interests pursuant to this Agreement shall be for the account and at the risk of the Partnership and not for the account or at the risk of the Trading Manager or any of its stockholders, directors, officers, employees, or any other person, if any, who controls the Trading Manager within the meaning of the Act. All brokerage commissions arising from the trading by the Trading Manager shall be for the account of the Partnership, but shall only be charged against the assets of the Partnership managed by the Trading Manager.

      D. Notwithstanding any provision of this Agreement to the contrary, the Trading Manager shall assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of commodity interests for the Partnership's account, including payment to the commodity broker of the floor brokerage commissions, exchange and NFA fees, and other transaction charges and give-up charges incurred on such trades but only for the amount of out-of-pocket costs associated therewith. The Trading Manager's errors shall include, but not be limited to, inputting improper trading signals or communicating incorrect orders for execution. However, the Trading Manager shall not be responsible for errors committed or caused by any commodity broker for the Partnership. The Trading Manager and any commodity broker for the Partnership each shall have an affirmative obligation to promptly notify the other party of its own errors, and the Trading Manager shall use its best efforts to identify and promptly notify the General Partner of any order or trade which the Trading Manager reasonably believes was not executed in accordance with its instructions to any commodity broker for the Partnership.

      E. Prior to the commencement of trading by the Trading Manager on behalf of the Partnership, the General Partner, on behalf of the Partnership, shall deliver to the Trading Manager a trading authorization in the form annexed hereto as Exhibit A appointing the Trading Manager the Partnership's attorney-in-fact for such purpose.

III.  Designation of Additional Trading Managers

The Trading Manager understands and agrees that if the General Partner at any time deems it to be in the best interests of the Partnership, the General Partner may designate and retain an additional trading manager or managers for the Partnership and may apportion to such additional trading manager(s) the management of such amounts of Net Assets as the General Partner shall determine in its absolute discretion. The replacement of any trading manager for the Partnership by the General Partner shall not require any approval of the existing trading managers (including the Trading Manager). The designation and retention of an additional or replacement trading manager or managers and the apportionment of Net Assets to any such trading manager(s) pursuant to this
Section 3 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Partnership, the General Partner, and the Trading Manager hereunder.

IV.  Trading Manager Independent

For all purposes of this Agreement, the Trading Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Partnership or General Partner in any way or otherwise be deemed an agent of the Partnership or General Partner. Nothing contained herein shall be deemed to require the Partnership or General Partner to take any action contrary to the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership as from time to time in effect (the "CERTIFICATE OF LIMITED PARTNERSHIP"), or any applicable law or rule or regulation of any regulatory body, exchange, or board. Nothing herein contained shall constitute the Trading Manager and any other trading manager or managers for the Partnership, the General Partner, or other member partnerships of the Cornerstone Funds or their trading managers as members of any partnership, joint venture, association, syndicate, or other entity, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. It is expressly agreed that the Trading Advisor is neither a promoter, sponsor, nor issuer with respect to the Partnership.

V.  Apportionment of Funds to the Trading Manager

Effective as of the close of business on January 1, 2003, the General Partner will reallocate the Partnership's Net Assets. The Trading Manager will be allocated approximately 33% of the Partnership's Net Assets effective as of the date hereof. However, the General Partner may, in its absolute discretion, reapportion the funds of the Partnership among the trading managers for the Partnership (including the Trading Manager) when (i) an additional or replacement trading manager or managers are designated for the Partnership by the General Partner pursuant to Section 3 hereof; (ii) a trading manager for the Partnership is terminated; (iii) there is a 35% decline in the value of the Managed Net Assets (as defined in Section 7(c) hereof) of the Trading Manager or any other trading manager for the Partnership during any twelve consecutive month period (after adding back the amount of distributions, redemptions, or reapportionments charged to such Managed Net Assets and subtracting increases in such Managed Net Assets from Units acquired by purchase or from reapportionments among trading managers during the relevant portion of such twelve consecutive month period); (iv) a fiscal year or "INCENTIVE PERIOD" (as defined in Section 7(a) hereof) of the Partnership ends; or (v) speculative position limits are exceeded or about to be exceeded in any one commodity by the Trading Manager or any other trading manager for the Partnership or any principal or affiliate thereof.

VI.  Commodity Broker

The Trading Manager shall effect all transactions in commodity interests for the Partnership through, and shall maintain a separate account with, such commodity broker or brokers as the General Partner shall direct. At the present time, Morgan Stanley DW Inc., a Delaware corporation and an affiliate of the General Partner ("MORGAN STANLEY DW"), shall act as non-clearing commodity broker and Morgan Stanley & Co. Incorporated ("MS&CO.") shall act as clearing commodity broker for the Partnership (except that Morgan Stanley & Co. International Limited ("MSIL") will act as clearing commodity broker with respect to trades on the London Metal Exchange). The General Partner shall provide the Trading Manager with copies of brokerage statements. Notwithstanding that MS & Co. and MSIL shall act as clearing commodity brokers for the Partnership, the Trading Manager may execute trades through floor brokers other than those employed by MS&Co. and MSIL so long as arrangements are made for such floor brokers to "GIVE-UP" or transfer the positions to MS&Co. and MSIL, as applicable, and provided that the rates charged by such floor brokers have been approved in advance by Morgan Stanley DW.

VII.  Fees

      A. For the services to be rendered to the Partnership by the Trading Manager under this Agreement, the Partnership shall pay the Trading Manager the following fees:

            1. A monthly management fee, without regard to whether the Partnership is profitable, equal to 1/12 of 3.50% of the "MANAGED NET ASSETS" (as defined in Section 7(c)) as of the end of each calendar month (a 3.50% annual rate) commencing with the month in which the Partnership begins to receive trading advice from the Trading Manager pursuant to this Agreement, adding back for purposes of determining such fee any incentive fees accrued or payable on such Managed Net Assets as of such date and without reduction for any distributions or redemptions accrued or payable as of such date.

            2. An annual incentive fee equal to the portion of 15% of the "NEW APPRECIATION" (as defined below), if any, in the value of the "NET ASSETS" (as defined in Section 7(c)) as of the last day of any "INCENTIVE PERIOD" (as defined below) as shall be allocated to the Trading Manager in accordance with the provisions set forth in Exhibit B annexed hereto.

An "INCENTIVE PERIOD" shall be the twelve month period commencing on January 1 and ending on December 31.

The term "APPRECIATION" shall mean (A) the value of the Net Assets as of the last day of any incentive period (reduced by management fees accrued or payable for the account of the Partnership for such incentive period, but before reduction for the current annual incentive fee, if any, accrued or payable for the account of the Partnership for such incentive period), minus (B) the highest value of Net Assets as of the last day of any preceding incentive period.

The term "NEW APPRECIATION" means Appreciation increased by distributions and redemptions paid or payable on Units and decreased by interest income earned for the account of the Partnership, with each item of increase or decrease determined from the date of such highest value of Net Assets to the last day of the incentive period as of which such incentive fee calculation is made.

The aggregate dollar amount of all distributions and redemptions paid or payable on Units shall be divided by the then number of trading managers for the Partnership (including the Trading Manager) and an equal dollar amount in respect of such distributions or redemptions shall be charged to the Managed Net Assets of each such trading manager unless the General Partner shall select an alternative means of allocation and shall so notify the trading managers. All incentive fees accrued at the end of a month or paid at the end of an incentive period shall be charged to the Managed Net Assets of each trading manager for the Partnership (including the Trading Manager) in the same manner and to the same extent as such amounts would or will be paid to each such trading manager as of the date of accrual or payment.

It is understood that limited partners of the Partnership may redeem Units other than at the end of an incentive period and that accrued incentive fees, if any, shall be a deduction from the "NET ASSET VALUE" (as defined in the Limited Partnership Agreement) of such Units upon redemption. The Partnership agrees that the incentive fee accrued on any such Units shall be paid to the Trading Manager in accordance with the terms of this Agreement as if a month-end were the end of an incentive period. Any amounts so paid to trading managers for the Partnership (including the Trading Manager) shall be deducted from any subsequent incentive fee to be paid as of the end of an incentive period which includes New Appreciation allocable to such Units.


      B. If any payment shall have been made by the Partnership to the Trading Manager on account of New Appreciation in the value of the Net Assets and thereafter the Net Assets shall decline in value or fail to experience New Appreciation for any subsequent incentive period, the Trading Manager shall be entitled to retain such amounts previously paid by the Partnership in respect of New Appreciation. No subsequent payment based on New Appreciation as of the end of an incentive period shall be made to the Trading Manager, however, until the Partnership has again experienced New Appreciation and the Trading Manager has contributed thereto and is entitled to an allocation of such incentive fee.

If this Agreement is terminated on a date other than the end of an incentive period, the incentive fee described above shall be determined as if such date were the end of an incentive period. If this Agreement is terminated on a date other than the end of a calendar month, the management fee described above shall be determined as if such date were the end of a month, but such fee shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month. If during any month (including the month in which the Partnership commences trading operations) the Partnership does not conduct business operations, or suspends trading, or, as a result of an act or failure to act by the Trading Manager, is otherwise unable to utilize the trading advice of the Trading Manager on any of the trading days of that period for any reason, the management fee described above shall be prorated based on the ratio of the number of trading days in the month on which the Partnership engaged in trading operations to the total number of trading days in the month. The management fee payable to the Trading Manager for the month in which the Partnership begins to receive trading advice from the Trading Manager pursuant to this Agreement shall be prorated based on the ratio of the number of trading days in the month from the day the Partnership begins to receive such trading advice to the total number of trading days in the month.

Any management or incentive fees payable to the Trading Manager pursuant to the foregoing provisions shall be paid within ten and thirty days, respectively, after the end of the applicable period.

      C. As used herein, the term "NET ASSETS" shall mean the total assets of the Partnership, including all cash and cash equivalents (valued at cost), accrued interest, and the market value of all open commodity positions and other assets of the Partnership, less (i) one-half of the brokerage commissions that would be payable with respect to the closing of each of the Partnership's open commodity positions and
            (ii) all other liabilities of the Partnership, including incentive fees accrued or payable, determined in accordance with the principles specified in the Limited Partnership Agreement and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.

As used herein, the term "MANAGED NET ASSETS" shall mean the total assets of the Partnership allocated to the management of a trading manager (including the Trading Manager), including all cash and cash equivalents (valued at cost), accrued interest, and the market value of all open commodity positions and other assets allocated to such trading manager, less (i) one-half of the brokerage commissions that would be payable with respect to the closing of each of such trading manager's open commodity positions, (ii) its proportionate share of incentive fees for the Partnership accrued or payable pursuant to the provisions of this Section, and (iii) all other liabilities of the Partnership allocated to such trading manager, including brokerage commissions attributable to the trading manager and monthly management fees of the trading manager, determined in accordance with the principles specified in the Limited Partnership Agreement and, where no principle is specified, in accordance with generally accepted accounting principles consistently applied under the accrual basis of accounting.

      D. The Trading Manager shall not receive any share of the brokerage commissions paid by the Partnership to any commodity broker, whether in the form of rebates or otherwise.

VIII.  Term

This Agreement shall continue in effect for a period of one year following the date of this Agreement. Thereafter, this Agreement shall be renewed automatically for additional one-year terms unless either the Partnership or the Trading Manager, upon written notice given not less than 30 days prior to the original termination date or any extended termination date, notifies the other party of its intention not to renew. This Agreement shall terminate if the Partnership terminates. The Partnership shall have the right to terminate this Agreement at any time without penalty upon 15 days' prior written notice to the Trading Manager. In addition, this Agreement may be terminated by the Partnership at any time without penalty upon written notice to the Trading Manager upon the occurrence of any of the following events: (i) the Trading Manager becomes bankrupt or insolvent; (ii) the Trading Manager is unable to use its Global Diversified Program at 150% Leverage as in effect on the date of this Agreement and as refined and modified in the future with the written consent of the General Partner for the benefit of the Partnership; (iii) the registration, as a commodity trading advisor or otherwise, of the Trading Manager with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed or limited, conditioned, restricted or qualified in any respect; (iv) except as permitted in Section 14 hereof, the Trading Manager merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its commodity trading systems or methods, or its goodwill to, any individual or entity; (v) a decline in the Net Asset Value of a Unit, without taking into account distributions, if any, to less than 40% of the Net Asset Value of a Unit on the date that the Partnership commenced trading operations; (vi) a decline in the Net Asset Value of a Unit during any fiscal year to less than 50% of the Net Asset Value of a Unit as of the beginning of such fiscal year of the Partnership; (vii) a decline by 50% during any consecutive 12-month period in the value of the Net Assets managed by the Trading Manager (after adding back the amount of distributions, redemptions, and reapportionments charged to such Net Assets and subtracting increases in such Net Assets from Units acquired by Exchange or from reapportionments among Trading Managers during the relevant portion of such twelve consecutive month period); (viii) the Trading Manager violates any of the Partnership's trading policies or any administrative policy described in writing to the General Partner, except with the prior written consent of the General Partner; or (ix) the Trading Manager fails to perform any of its obligations under this Agreement. The indemnities set forth in Sections 9 and 10 hereof shall survive any termination of this Agreement.

IX.  Standard of Liability and Indemnity

      A. Subject to Section 2 and Sections 10 through 14 hereof, the Trading Manager and its stockholders, directors, officers, employees, agents, and its or their respective successors and assigns shall not be liable to the Partnership, the General Partner, its stockholder, officers, directors, or employees, the limited partners of the Partnership, or any of its or their respective successors or assigns, except by reason of acts of, or omissions due to, bad faith, misconduct, or negligence, or for not having acted in good faith in the reasonable belief that such acts or omissions were in, or not opposed to, the best interests of the Partnership, or by reason of a material breach of this Agreement, or by reason of a material breach of a representation or warranty in this Agreement.

      B. The Partnership and the General Partner shall indemnify, defend, and hold harmless the Trading Manager, its stockholders, directors, officers, employees, and its or their respective successors and assigns from and against all liabilities (including in connection with the defense or settlement of claims) incurred in the performance of the services required by this Agreement, provided that a court of competent jurisdiction upon entry of final judgment shall find (or, if no final judgment is entered, an opinion is rendered to the Partnership by independent legal counsel) to the effect that such liability was not the result of bad faith, misconduct, or negligence on the part of the indemnified person, or that the conduct by the indemnified person was done in the good faith belief that it was in, or not opposed to, the best interests of the Partnership.

      C. The Trading Manager shall indemnify, defend, and hold harmless the Partnership, the General Partner, its stockholders, officers, directors, and employees, the limited partners of the Partnership, and any of its or their respective successors or assigns from and against all liabilities incurred as a result of the activities of the Trading Manager, its stockholders, directors, officers, employees, agents, or its or their respective successors and assigns, provided that such liability arises out of, or is based upon, conduct by the Trading Manager or any of its stockholders, directors, officers, employees, agents, or its or their respective successors or assigns which is found by a court of competent jurisdiction upon entry of final judgment (or, if no final judgment is entered, by an opinion rendered to the Partnership by independent legal counsel) to be the result of bad faith, misconduct, or negligence, or conduct not done in the good faith belief that it was in, or not opposed to, the best interests of the Partnership.

      D. The indemnities provided in this Section 9 by the Partnership and the General Partner to the Trading Manager and its stockholders, directors, officers, employees, and its or their respective successors and assigns shall be inapplicable in the event of any liability arising out of, or based upon, any misrepresentation or material breach of any warranty, covenant, or agreement of the Trading Manager contained in this Agreement to the extent caused by such event. Likewise, the indemnities provided in this Section 9 by the Trading Manager to the Partnership, the General Partner, its stockholders, officers, directors, and employees, the limited partners of the Partnership, and any of its or their respective successors and assigns shall be inapplicable in the event of any liability arising out of, or based upon, any misrepresentation or material breach of any warranty, covenant, or agreement of the Partnership or the General Partner contained in this Agreement to the extent caused by such event.

X. Indemnification in Connection with the Registration Statement and the Prospectus

      A. The Partnership and the General Partner shall indemnify, defend, and hold harmless the Trading Manager from and against any losses, claims, damages, or liabilities, joint or several, to which the Trading Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue or misleading statement or alleged untrue or misleading statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Partnership and the General Partner shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of, or is based upon, any untrue or misleading statement or omission made in any of such documents in reliance upon, and in conformity with, information furnished to the Partnership or the General Partner or any of their agents by or on behalf of the Trading Manager or its agents. The Partnership and the General Partner also shall reimburse any legal or other expenses, including reasonable attorneys' fees, reasonably incurred by the Trading Manager in connection with investigating or defending any loss, claim, damage, liability, or action covered by this indemnity agreement. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Partnership and the General Partner may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, and employee of the Trading Manager and to each person, if any, who controls the Trading Manager within the meaning of the Act.

      B. The Trading Manager shall indemnify, defend, and hold harmless the Partnership, the General Partner, any member partnership of the Cornerstone Funds, and any other trading manager for the Partnership or for a member partnership of the Cornerstone Funds from and against any losses, claims, damages, or liabilities, joint or several, to which any indemnified person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue or misleading statement or alleged untrue or misleading statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, provided that any such loss, claim, damage, or liability arises out of, or is based upon, an untrue or misleading statement or omission or alleged untrue or misleading statement or omission made in any of such documents in reliance upon, and in conformity with, information furnished to the Partnership or the General Partner or any of their agents by or on behalf of the Trading Manager or its agents. As of the date of this Management Agreement, no such information has been furnished by or on behalf of the Trading Manager or its agents. The Trading Manager also shall reimburse any legal or other expenses, including reasonable attorneys' fees, reasonably incurred by any indemnified person in connection with investigating or defending any loss, claim, damage, liability, or action covered by this indemnity agreement. The indemnity agreement in this subsection (b) shall be in addition to any liability which the Trading Manager may otherwise have and shall extend, upon the same terms and conditions, to each partner, officer, director, and employee of any indemnified person and to each person, if any, who controls any indemnified person within the meaning of the Act.

      C. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, the indemnified party shall notify the indemnifying party of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party under this Section; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party under this Section (except where such omission shall have materially prejudiced the indemnifying party) or otherwise than under this Section. In case any action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with legal counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding any other provision of this Section, if in any claim as to which indemnify is or may be available any indemnified party reasonably determines that its interests are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party which are or may be different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own legal counsel in connection with such claim, in which case the indemnified part shall be responsible for any legal or any other expenses, including reasonable attorneys' fees, incurred by or on behalf of it in connection with investigating or defending such claim.

XI.  Right to Advise Others and Uniformity of Acts and Practices

      A. The Trading Manager is engaged in the business of advising investors as to the purchase and sale of commodity interests. During the term of this Agreement, subject to Section 11(c) hereof, the Trading Manager and its principals and affiliates may or will be advising other investors (including their officers, directors, and employees and their families, their principals and affiliates, and stockholders, officers, directors, and employees of such principals and affiliates and their families) and trading for their accounts. However, under no circumstances shall the Trading Manager or any of its principals or affiliates by any act or omission knowingly or deliberately favor any account advised or managed by the Trading Manager or any of its principals or affiliates over the account of the Partnership in any way or manner (other than by charging different management and/or incentive fees). The Trading Manager and its principals and affiliates agree to treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard and Section 11(c) hereof, the Trading Manager and its principals and affiliates shall be free to advise and manage accounts for other investors and shall be free to trade on the basis of the same trading system or other methods or strategies employed by the Trading Manager for the account of the Partnership, or trading systems, methods, or strategies which are entirely independent of, or materially different from, those employed for the account of the Partnership, and shall be free to compete for the same commodity interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately favor any of such accounts over the account of the Partnership. At the request of the General Partner, the Trading Manager shall use its best efforts to make available for inspection and copying by the General Partner copies of the normal monthly, quarterly, and annual (as the case may be) reports sent to participants in commodity pools (without identifying such participants) for which the Trading Manager or any of its principals or affiliates acts as a commodity trading advisor and similar information with respect to any other accounts of theirs with respect to which such reports are not required to be delivered. At the request of the General Partner, the Trading Manager and its principals and affiliates shall provide the General Partner with a written explanation, acceptable to the General Partner, of material differences in performance between the Partnership's account and such other accounts.

      B. Subject to Section 11(c) hereof, the Trading Manager and its principals and affiliates shall not be restricted as to the number of nature of their clients, except that: (i) they shall not accept additional advisory clients or open additional positions in commodity interests if to do so would result in aggregate positions in any one commodity exceeding the applicable speculative position limits of the CFTC or any other regulatory body, exchange, or board having jurisdiction; and (ii) if they at any time become aware that the positions in commodity interests of the Partnership, the Trading Manager, or any principal or affiliate of the Trading Manager (either alone or aggregated with the positions of any other person) exceed or are about to exceed applicable speculative position limits of the CFTC or any other regulatory body, exchange, or board having jurisdiction, they shall immediately notify the General Partner of that fact and shall take such action, consistent with their fiduciary responsibility to the Partnership, their obligation not to favor any other account over the Partnership's account, and their obligations under this Agreement, as may be necessary to prevent to the extent possible the significant modification of positions taken or intended for the Partnership.

      C. The Trading Manager represents and agrees that so long as the Trading Manager acts as a trading manager for the Partnership, neither the Trading Manager nor any of its principals or affiliates shall hold knowingly any position or control any other account which would cause the Partnership, the Trading Manager, or the principals or affiliates of the Trading Manager to be in violation of the Commodity Exchange Act (the "CEACT") or any regulations promulgated thereunder, any applicable rule or regulation of the CFTC or any other regulatory body, exchange, or board. The Trading Manager further represents and agrees that neither the Trading Manager nor any of its principals or affiliates shall render commodity trading advice to any other individual or entity or otherwise engage in activity which shall knowingly cause positions in commodity interests to be attributed to the Trading Manager or any of its principals or affiliates under the rules or regulations of the CFTC or any other regulatory body, exchange, or board so as to require the significant modification of positions taken or intended for the account of the Partnership. If applicable speculative position limits are exceeded by the Trading Manager or any of its principals or affiliates in the opinion of independent legal counsel (who shall be other than counsel to the Partnership), the CFTC, or any other regulatory body, exchange, or board, the Trading Manager and its principals and affiliates shall promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading Manager or any of its principals or affiliates as nearly as possible in proportion to their respective equities to the extent necessary to comply with the applicable position limits and shall deliver to the General Partner a written explanation of the manner in which it or they complied with this provision.

XII.  Additional Undertakings by the Trading Manager

The Trading Manager warrants and agrees that neither the Trading Manager nor any of its partners, officers, directors, employees, principals, affiliates, or any of the officers, directors, employees, or stockholders of such principals or affiliates shall knowingly use or distribute the Certificate of Limited Partnership, any amendment thereto, or any list excerpted or compiled therefrom containing the names and/or residence addresses of, and/or other biographical information about, the limited partners of the Partnership for the purpose of soliciting any such person for a commodity pool or commodity trading program similar in nature to the Partnership.

XIII.  Aggregation

If it should prove necessary, in the reasonable opinion of the legal counsel to the Partnership with respect to commodity interests subject to speculative position limits established by the CFTC, an exchange, or any other commodity trading regulatory agency or authority, for positions in commodity interests taken by the Trading Manager for the account of the Partnership to be aggregated, for purposes of speculative position limits, with positions in commodity interests taken by each of the other trading managers for the account of the Partnership, or if an order to that effect is made by the CFTC, such exchange, or such other agency or authority, the General Partner may require the Trading Manager and each other trading manager affected thereby to utilize only that portion of the speculative position limit in each commodity interest as the General Partner shall determine from time to time in its sole discretion.

XIV.  Merger or Transfer of Assets of Trading Manager

The Trading Manager may merge or consolidate with, or sell or otherwise transfer its advisory business, or all or a substantial portion of its assets or its goodwill to, any entity that directly or indirectly is controlled by, controls, or is under common control with, the Trading Manager, provided that such entity expressly assumes all obligations of the Trading Manager under this Agreement and agrees to continue to operate the business of the Trading Manager, substantially as such business is being conducted on the date hereof, as a separate and distinct division of such entity. The Trading Manager agrees to provide written notice to the General Partner at least 30 days before the effective date of any such merger, consolidation, sale, or transfer, whether permitted under this Section or otherwise.

XV.  Complete Agreement

This Agreement constitutes the entire agreement among the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as among the parties unless it is in writing and signed by the party against whom enforcement is sought.

XVI.  Assignment

This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that the Partnership and General Partner may assign this Agreement to any entity that directly or indirectly controls, is controlled by, or is under common control with, them, and the Trading Manager may assign this Agreement to a successor entity expressly permitted under Section 14 hereof.

XVII.  Amendment; Waiver

This Agreement may not be amended except by a written instrument signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

XVIII.  Severability

The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained, and any such invalid provision or covenant shall be deemed to be severable.

XIX.  Notices

All notices required or desired to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered or, when given by registered or certified mail, postage prepaid, return receipt requested, on the second business day following the day on which it is so mailed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            if to the Partnership:

            c/o Demeter Management Corporation
            Harborside Financial Center, Plaza Two, 1st Floor
            Jersey City, New Jersey 07311
            Attn:  Jeffrey A. Rothman, President

            if to the General Partner:

            Demeter Management Corporation
            Harborside Financial Center, Plaza Two, 1st Floor
            Jersey City, New Jersey 07311
            Attn:  Jeffrey A. Rothman, President

            and with copies to:

            Morgan Stanley DW Inc.
            1221 Avenue of the Americas, 23rd Floor
            New York, New York 10020
            Attn:  Isaac Finkle, Esq.

            and

            Cadwalader, Wickersham & Taft
            100 Maiden Lane
            New York, New York 10038
            Attn:  Timothy P. Selby, Esq. / Edwin L. Lyon, Esq.

            if to the Trading Manager:

            Graham Capital Management L.P.
            Stamford Harbor Park
            333 Ludlow Street
            Stamford, Connecticut 06902
            Attn:  Kenneth G. Tropin, Chairman

XX.  Survival

The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect, provided that the restriction in Section 11(c) hereof shall not survive the termination of this Agreement.

XXI.  Governing Law

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

XXII.  Consent to Jurisdiction

The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County, City, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County, City, and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before an arbitral body, located within the County, City, and State of New York.

XXIII.  Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

XXIV.  Headings

Headings to sections herein are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                      DEAN WITTER CORNERSTONE FUND III

                                         By:  Demeter Management Corporation,
                                              General Partner


                                      By: /s/ Jeffrey A. Rothman
                                         ---------------------------------------
                                         Jeffrey A. Rothman, President



                                      DEMETER MANAGEMENT CORPORATION


                                      By: /s/ Jeffrey A. Rothman
                                         ---------------------------------------
                                         Jeffrey A. Rothman, President



                                      GRAHAM CAPITAL MANAGEMENT, L.P.


                                      By: /s/ Kenneth G. Tropin
                                         ---------------------------------------
                                         Kenneth G. Tropin, Chairman

                                                                       EXHIBIT A
                                                                       ---------

                              TRADING AUTHORIZATION


Graham Capital Management L.P.
Stamford Harbor Park
333 Ludlow Street
Stamford, Connecticut 06902


Dear Sirs:

DEAN WITTER CORNERSTONE FUND III, a New York limited partnership (the "PARTNERSHIP"), does hereby make, constitute, and appoint GRAHAM CAPITAL MANAGEMENT, L.P. (the "TRADING MANAGER") as the Partnership's agent and attorney-in-fact to purchase and sell commodity interests through Morgan Stanley &Co. Incorporated and Morgan Stanley & Co. International Limited, as commodity brokers, as described in and in accordance with the terms of the Management Agreement dated as of January 1, 2003 among the Partnership, Demeter Management Corporation and the Trading Manager, until further notice to the Trading Manager.

This authorization shall terminate and be null, void, and of no further effect simultaneously with the termination of the said Management Agreement.

                                      Very truly yours,


                                      DEAN WITTER CORNERSTONE FUND III

                                      By:    Demeter Management Corporation,
                                             General Partner


                                      By:_____________________________________
                                         Jeffrey A. Rothman, President

Dated:  January 1, 2003

                                                                       EXHIBIT B
                                                                       ---------

The total Partnership incentive fee, F, in any incentive period is the sum of the incentive fees payable as a result of New Appreciation. The change in New Appreciation each incentive period shall for accounting purposes be apportioned each incentive period among all of the trading managers for the Partnership in accordance with their net contribution, after allocations for expenses and fees as described above, to the change in New Appreciation. Thus, if the total change in New Appreciation during the incentive period is X, then

X = A + B + C

where A, B, and C are the contributions of each of the trading managers to the total change in New Appreciation. The General Partner shall prepare, update annually, and maintain running totals of A, B, and C as indicators of the cumulative contributions of each trading manager. Thus, the cumulative sum of the value of A, TA, represents the total contribution of trading manager A to New Appreciation since the inception of trading on behalf of the Partnership by such trading manager. Similarly, the values TB and TC are the cumulative contributions of trading managers B and C, respectively.

The General Partner shall maintain a record of cumulative total Partnership incentive fees and cumulative incentive fees paid to each trading manager. The cumulative total Partnership incentive fee, TF, shall equal the sum of all Partnership incentive fees paid. The cumulative total of incentive fees paid to trading manager A, PA, shall equal the sum of all prior incentive fees received by that trading manager. Similarly, the values PB and PC are the cumulative total of incentive fees paid to trading managers B and C, respectively. Since the incentive fees are allocated among the Partnership's trading managers, then

TF = PA + PB + PC

Consequently, the following three ratios are indicators of cumulative incentive fee payments relative to cumulative performance for each trading manager:

PA/TA    PB/TB    PC/TC

         To the extent possible, the goal of the allocation rules of the next paragraph is to equalize these indicators for each trading manager, i.e., to make cumulative individual incentive fee payments proportional to cumulative individual performance.

            1) At the end of each incentive period, the following rules shall be used to allocate the total Partnership incentive fee, F, among each trading manager:

            2) A trading manager whose total contribution is zero shall receive no incentive fee. Thus, if at the end of the incentive period, TB is zero, trading manager B shall not receive a portion of the fee, F.

            3) The total Partnership fee, F, shall be allocated among trading managers one dollar at a time. Each successive dollar will be given to the trading manager with the lowest ratio of cumulative payments to cumulative performance. Thus, if PB/TB is less than both PA/TA and PC/TC, then trading manager B is given the next dollar. The values of PA, PB, and PC and the ratios PA/TA, PB/TB, and PC/TC are then recalculated before allocating the next dollar. Thus, the trading manager(s) with the lowest ratio continues to receive dollars until his ratio is larger than one of the other trading managers. Each trading manager shall be entitled to retain any incentive fees paid in any prior incentive period.